EXHIBIT 1.1



                                  $ 200,000,000


                            SYSCO INTERNATIONAL, CO.


                           6.10% SENIOR NOTES DUE 2012

                                  GUARANTEED BY

                                SYSCO CORPORATION

                               Purchase Agreement

                                                                    May 20, 2002

J.P. Morgan Securities Inc.
  As Representative of the
  several Initial Purchasers listed
  in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

     SYSCO International, Co., an unlimited liability company organized under the laws of Nova Scotia, Canada (the "Company"), proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the "Initial Purchasers"), for whom you are acting as representative (the "Representative"), $200,000,000 principal amount of its 6.10% Senior Notes due 2012 (the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of May 23, 2002 among the Company, SYSCO Corporation, a Delaware corporation of which the Company is a wholly owned subsidiary (the "Guarantor"), and Wachovia Bank, National Association, as trustee (the "Trustee"), and will be guaranteed on a senior unsecured basis as to the payment of principal, premium, if any, and interest by the Guarantor (the "Guarantees").

     The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company and the Guarantor have prepared a preliminary offering memorandum dated May 20, 2002 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company, the Guarantor and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company and the Guarantor to the Initial Purchasers pursuant to the terms of this Agreement. The Company and the Guarantor hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering

Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

     Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company and the Guarantor will agree to file one or more registration statements with the Securities and Exchange Commission (the "Commission") providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

     The Company and the Guarantor hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

     1. Purchase and Resale of the Securities. (a) The Company agrees to issue and sell the Securities to the several Initial Purchasers (and the Guarantor agrees to issue the Guarantees) as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule 1 hereto at a price equal to 99.03% of the principal amount thereof plus accrued interest, if any, from May 23, 2002 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

     (b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

          (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a "QIB") and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

          (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

          (iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

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

          (A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act ("Rule 144A") and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

          (B) in accordance with the restrictions set forth in Annex A hereto.

     (c) Each Initial Purchaser acknowledges and agrees that the Company and the Guarantor and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(g), 5(h) and 5(i), counsel for the Company, counsel for the Guarantor and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex A hereto), and each Initial Purchaser hereby consents to such reliance.

     (d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

     2. Payment and Delivery. (a) Payment for and delivery of the Securities will be made in New York, New York at 10:00 A.M., New York City time, on May 23, 2002, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the "Closing Date".

     (b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the "Global Note"), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

     3. Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor jointly and severally represent and warrant to each Initial Purchaser that:

     (a) Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and on the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of


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the circumstances under which they were made, not misleading;  provided that the
Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company and the Guarantor in writing by such Initial Purchaser through the Representative expressly for use
in  the  Preliminary  Offering  Memorandum  and  the  Offering  Memorandum.   No
forward-looking statement (within the meaning of Section 27A of the Securities Act or Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) contained in the Preliminary Offering Memorandum and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

     (b) Incorporated Documents. The documents incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) No Material Adverse Change. Except in each case as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, since the date of the most recent financial statements of the Guarantor included or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum:
(i) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, condition (financial or otherwise), results of operations or business prospects of the Guarantor and its subsidiaries, taken as a whole, (ii) neither the Guarantor nor any of its subsidiaries (including the Company) has entered into any transaction or agreement that is material to the Guarantor and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Guarantor and its subsidiaries, taken as a whole; and (iii) neither the Guarantor nor any of its subsidiaries (including the Company) has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

     (d) Organization and Good Standing. The Guarantor, the Company and each of the Guarantor's other subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, condition (financial or otherwise), results of operations or


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

business prospects of the Guarantor and its subsidiaries taken as a whole or on the performance by the Company or the Guarantor of their respective obligations under any of this Agreement, the Securities and the Guarantees (a "Material Adverse Effect"). The Guarantor does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 2 to this Agreement.

     (e) Capitalization. Each of the Company and the Guarantor has an authorized capitalization as set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the heading "Capitalization." All the outstanding shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable. All the outstanding shares of capital stock or other equity interests of the Company and each other subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Guarantor (except, in the case of any foreign subsidiary, for directors' qualifying shares ), free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

     (f) Financial Statements; Independent Accountants. The consolidated financial statements included or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum present fairly, in all material respects, the consolidated financial position of the Guarantor and its subsidiaries as of the dates indicated and the consolidated results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as indicated in the notes thereto; and the other financial information included or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum has been derived from the accounting records of the Guarantor and its subsidiaries and presents fairly, in all material respects, the information shown thereby. Arthur Andersen LLP, who have certified certain financial statements of the Guarantor and its subsidiaries, and Ernst & Young LLP, who the Guarantor has recently retained as independent public accountants, are each independent public accountants with respect to the Guarantor and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

     (g) No Violation or Default. Neither the Guarantor nor any of its subsidiaries (including the Company) is (i) in violation of its charter, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries (including the Company) is a party or by which any of them is bound or to which any of their respective properties or assets are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or


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governmental or regulatory  authority,  except,  in the case of clauses (ii) and
(iii) above, for any such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

     (h) Licenses and Permits. The Guarantor and its subsidiaries (including the Company) possess all licenses, franchises, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities ("Permits") that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Preliminary Offering Memorandum and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, the Guarantor and its subsidiaries (including the Company) have fulfilled and performed all their obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such Permit, except for any such failures to fulfill and perform or such revocations, terminations or impairments that would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, neither the Guarantor nor any of its subsidiaries (including the Company) has received notice of any revocation or modification of any such Permit or has any reason to believe that any such Permit will not be renewed in the ordinary course, except for any such revocations, modifications or nonrenewals as would not, individually or in the aggregate, have Material Adverse Effect.

     (i) Legal Proceedings. Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Guarantor or any subsidiary of the Guarantor (including the Company) is or may be a party or to which any property of the Guarantor or any subsidiary of the Guarantor (including the Company) is or may be the subject that, individually or in the aggregate, if determined adversely to the Guarantor or any of its subsidiaries (including the Company), would have a Material Adverse Effect; and to the best knowledge of the Company and the Guarantor, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

     (j) No Labor Disputes. No labor disturbance by or dispute with employees of the Guarantor or any of its subsidiaries (including the Company) exists or, to the best knowledge of the Company and the Guarantor, is contemplated or threatened, except for any such disturbances or disputes as would not, individually or in the aggregate, have Material Adverse Effect.

     (k) Taxes. Each of the Guarantor and its subsidiaries (including the Company) has filed all federal, state, local and foreign tax returns required to be filed through the date hereof or has obtained extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the


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extent that the same have become due or is  contesting  such taxes in good faith by appropriate proceedings.

     (l) Compliance with ERISA. The Guarantor and its subsidiaries (including the Company) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"). To the extent applicable, no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Guarantor or any of its subsidiaries (including the Company) would have any liability. Neither the Guarantor nor any of its subsidiaries (including the Company) has incurred or expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (collectively, the "Code"); and each "pension plan" for which the Guarantor or any of its subsidiaries (including the Company) would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     (m) Environmental Matters. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of solid wastes, hazardous wastes or hazardous substances by the Guarantor or any of its subsidiaries (including the Company) (or, to the knowledge of any of them, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by any of them in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial actions under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any such violations or remedial actions as would not, individually or in the aggregate, have a Material Adverse Effect. There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any such property or into the environment surrounding any such property of any solid wastes, hazardous wastes or hazardous substances due to or caused by the Guarantor or any of its subsidiaries (including the Company) or with respect to which any of them has knowledge, except for any such spills, discharges, leakages, emissions, injections, escapes, dumpings or releases as would not, individually or in the aggregate, have a Material Adverse Effect. As used in this Section 3(m), the terms "solid wastes," "hazardous wastes" and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to human health and safety, pollution or environmental protection.

     (n) Intellectual Property. The Guarantor and its subsidiaries (including the Company) own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) that are material to the Guarantor and its subsidiaries taken as a whole necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in


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any material  respect with any such rights of others,  and the Guarantor and its subsidiaries (including the Company) have not received any notice of any claim of infringement of or conflict with any such rights of others, except for any such claims as would not, individually or in the aggregate, have a Material Adverse Effect.

     (o) Insurance. The Guarantor and its subsidiaries (including the Company) have insurance covering their respective properties, operations, personnel and businesses, including business interruption, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Guarantor and its subsidiaries (including the Company) and their respective businesses; and neither the Guarantor nor any of its subsidiaries (including the Company) has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

     (p) Due Authorization. The Company and the Guarantor have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including the Guarantees set forth therein), the Exchange Securities and the Registration Rights Agreement (collectively, the "Transaction Documents") and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

     (q) The Indenture. The Indenture has been duly authorized by the Company and the Guarantor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (collectively, the "Enforceability Exceptions"); and, on the Closing Date, the Indenture will comply in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder. The Indenture conforms in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum.

     (r) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture,


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subject to the  Enforceability  Exceptions;  and the  Guarantees  have been duly authorized by the Guarantor and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms and entitled to the benefits of the Indenture, subject to the Enforceability Exceptions. The
Securities  and  the  Guarantees   conform  in  all  material  respects  to  the
descriptions thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum.

     (s) The Exchange Securities. On the Closing Date, the Exchange Securities (including the related guarantees) will have been duly authorized by the Company and the Guarantor and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and the Guarantor, as guarantor, enforceable against the Company and the Guarantor in accordance with their terms and entitled to the benefits of the Indenture, subject to the Enforceability Exceptions.

     (t) Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor; and the Registration Rights Agreement has been duly authorized by the Company and the Guarantor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy. Each of this Agreement and the Registration Rights Agreement conforms in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum.

     (u) No Conflicts with Existing Instruments; No Consents Required. The execution, delivery and performance by each of the Company and the Guarantor of each Transaction Document to which it is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of its subsidiaries (including the Company) pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their respective properties or assets is subject, (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Guarantor or any of its subsidiaries (including the Company) or (iii) result in the violation of any law or statute or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by each of the Company and the Guarantor of each Transaction Document to which it is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

     (v) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

     (w) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex A hereto) and their compliance with their agreements set forth therein and except as contemplated by the Registration Rights Agreement, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act. None of the Company, the Guarantor or any of their affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the offering of the Securities hereunder pursuant to the Securities Act. None of the Company, the Guarantor or any of their affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of
Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S") within the United States, and all such persons have complied with the offering restrictions requirement of Regulation S.

     (x) No Stabilization. Neither the Company nor the Guarantor has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

     (y) Investment Company Act. Neither the Guarantor nor any of its subsidiaries (including the Company) is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Preliminary Offering Memorandum and the Offering Memorandum none of them will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Investment Company Act").

     (z) No Other Registration Rights; No Broker's Fees. There are no contracts, agreements or understandings between the Company or the Guarantor and any other person granting such person the right to require the Company or the Guarantor to include any securities in the securities to be registered pursuant to any registration statement to be filed under the Registration Rights Agreement. Neither the Guarantor nor any of its subsidiaries (including the Company) is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

     4. Further Agreements of the Company and the Guarantor. The Company and the Guarantor jointly and severally covenant and agree with each Initial Purchaser that:

     (a) Delivery of Copies. The Company and the Guarantor will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

     (b) Amendments or Supplements. At any time prior to the completion of the initial offering of the Securities, before making or distributing any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company and the Guarantor will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

     (c) Notice to the Representative. The Company and the Guarantor will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose;
(ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company or the Guarantor of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification of the Securities and, if issued, will use their reasonable best efforts to obtain as soon as possible the withdrawal thereof.

     (d) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law or any
applicable  rule,   regulation  or  order  of  any  governmental  or  regulating authority,  the Company and the Guarantor  will  immediately  notify the Initial
Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

     (e) Blue Sky Compliance. The Company and the Guarantor will cooperate with the Initial Purchasers to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as may be reasonably required for the offering and resale of the Securities; provided that neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify,
(ii) file any general consent to service of process in any such  jurisdiction or
(iii) subject itself to taxation in any such jurisdiction if it is not already so subject.

     (f) Clear Market. During the period from the date hereof through and including the Closing Date, the Company and the Guarantor will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Guarantor and having a term of more than one year.

     (g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Preliminary Offering Memorandum and the Offering Memorandum.

     (h) Supplying Information. While the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company and the Guarantor will, during any period in which the Company or the Guarantor is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (i) DTC. The Company and the Guarantor will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC"), the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream").

     (j) No Resales by the Company and the Guarantor. Until the issuance of the Exchange Securities, the Company and the Guarantor will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company, the Guarantor or any of their affiliates and resold in a transaction registered under the Securities Act.

     (k) No Integration. None of the Company, the Guarantor or any of their affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

     (l) No General Solicitation or Directed Selling Efforts. None of the Company, the Guarantor or any of their affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S within the United States, and all such persons will comply with the offering restrictions requirement of Regulation S.

     (m) No Stabilization. Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

     5. Conditions of Initial Purchasers' Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantor of their respective obligations hereunder and to the following additional conditions:

     (a) Representations and Warranties. The representations and warranties of the Company and the Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; the statements of the Company, the Guarantor and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date; and the Company and the Guarantor shall have complied with all agreements and all conditions to be performed or satisfied on their part hereunder at or prior to the Closing Date.

     (b) No Downgrading. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or the Guarantor by any "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading) its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or the Guarantor.

     (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(c) hereof shall have occurred or shall exist, which event or condition is not described in the Offering Memorandum (excluding any amendment or supplement thereto or any document filed with the Commission after the date hereof and incorporated by reference therein) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (excluding any amendment or supplement thereto or any document filed with the Commission after the date hereof and incorporated by reference therein).

     (d) Guarantor Officer's Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Guarantor who has specific knowledge of the Guarantor's financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Offering Memorandum and, to the best knowledge of such officer, the representation set forth in Section 3(a) hereof is true and correct with respect to the Guarantor and (ii) to the effect set forth in paragraphs (a) through (c) above.

     (e) Company Officer's Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company's financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Offering Memorandum and, to the best knowledge of such officer, the representation set forth in Section 3(a) hereof is true and correct with respect to the Company and (ii) to the effect set forth in paragraphs (a) through (c) above.

     (f) Comfort Letters. On the date of this Agreement, Arthur Andersen LLP, and on the date of this Agreement and on the Closing Date, Ernst & Young LLP, shall have furnished to the Representative, at the request of the Company and the Guarantor, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum and the Offering Memorandum.

     (g) Opinion of Counsel for the Guarantor. Arnall Golden Gregory, LLP, counsel for the Guarantor, shall have furnished to the Representative, at the request of the Guarantor, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Annex B hereto.

     (h) Opinion of Counsel for the Company. Stewart McKelvey Stirling Scales, Canadian counsel for the Company, shall have furnished to the Representative, at the request of the Company and the Guarantor, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Annex C hereto.

     (i) Opinion of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion of Baker Botts L.L.P., counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

     (j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

     (k) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company, the Guarantor and their significant subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

     (l) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by duly authorized officers of the Company and the Guarantor.

     (m) DTC, Euroclear and Clearstream. The Securities shall be eligible for clearance and settlement through DTC, Euroclear and Clearstream.

     (n) Additional Documents.  On or prior to the Closing Date, the Company and
the  Guarantor  shall  have  furnished  to  the   Representative   such  further
certificates and documents as the Representative may reasonably request.

     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representative.

     6. Indemnification and Contribution.

     (a) Indemnification of the Initial Purchasers. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company and the Guarantor in writing by such Initial Purchaser through the Representative expressly for use therein; provided, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of or with respect to such Initial Purchaser results from the fact that both (i) a copy of the Offering Memorandum (excluding any documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company and the Guarantor with the provisions of Section 4 hereof.

     (b) Indemnification of the Company and the Guarantor. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph
(a) above, but only with respect to any losses, claims, damages or liabilities caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company and the Guarantor in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto).

     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this
Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the
Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, the Guarantor and any control persons of the Company and the Guarantor shall be designated in writing by the Guarantor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes a full and unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     (d) Contribution. If the indemnification provided for in paragraphs (a) and
(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses other than discounts and commissions received by the Initial Purchasers) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Limitation on Liability. The Company, the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this
Section 6, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

     (f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

     7. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company and the Guarantor, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or the Guarantor shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (excluding any amendment or supplement thereto or any document filed with the Commission after the date hereof and incorporated by reference therein).

     8. Defaulting Initial  Purchaser.  (a) If, on the Closing Date, any Initial
Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company and the Guarantor on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such

Securities, then the Company and the Guarantor shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company and the Guarantor may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company and the Guarantor or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company and the Guarantor agree to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in
Schedule 1 hereto that, pursuant to this Section 8, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company and the Guarantor as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company and the Guarantor shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser's pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company and the Guarantor as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company and the Guarantor shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers, the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

     (d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantor or any non-defaulting Initial Purchaser for damages caused by its default.

     9. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantor jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof;
(iii)  the  costs  of  reproducing  and  distributing  each  of the  Transaction
Documents;  (iv) the fees and  expenses  of the  Company's  and the  Guarantor's counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative reasonably may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for delivery and settlement through DTC, Euroclear and Clearstream; and (ix) all expenses incurred by the Company and the Guarantor in connection with any "road show" presentation to potential investors.

     (b) If (i) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (ii) the Initial Purchasers terminate this Agreement or decline to purchase the Securities for any reason permitted under this Agreement other than the termination of this Agreement pursuant to Section 7(i), (iii) or (iv), the Company and the Guarantor jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

     10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Company, the Guarantor and any controlling persons referred to herein, the Initial Purchasers, their respective affiliates and any controlling persons referred to herein, and their respective successors. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

     11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantor or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantor or the Initial Purchasers.

     12. Initial Purchasers' Information. The Company, the Guarantor and the Initial Purchasers acknowledge and agree that the only information relating to any Initial Purchaser that has been furnished to the Company and the Guarantor in writing by any Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto) consists of the following in the Offering
Memorandum: [the third paragraph of text under the heading "Plan of Distribution," concerning the terms of the offering by the Initial Purchasers, the fourth and fifth sentences of the tenth paragraph of text under the heading "Plan of Distribution," concerning market making by the Initial Purchasers, the eleventh paragraph of text under the "Plan of Distribution," concerning over-allotment, stabilization and short positions created by the Initial Purchasers, and the twelfth paragraph of text under the "Plan of Distribution," concerning the Internet offering by the Initial Purchasers.]

     13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act; and (d) the term "significant subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

     14. Miscellaneous. (a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers.

     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212/834-6702); Attention:
Transaction Execution Group. Notices to the Company and the Guarantor shall be given to them at SYSCO Corporation, 1390 Enclave Parkway, Houston, Texas 77077-2099, (fax: 281/584-2524); Attention: General Counsel.

     (c) Governing Law; Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any principles of conflicts of laws that would result in the application of the laws of any other jurisdiction. Each of the Company and the Guarantor hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby. The Company has appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its Authorized Agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby that may be instituted in any federal or state court in the Borough of

Manhattan in The City of New York by any Initial Purchaser or by any person who controls any Initial Purchaser, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 14(b), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of ten years from the date of this Agreement. If for any reason CT Corporation System shall cease to be available to act as such authorized agent for the Company, the Company agrees to designate a new agent in the State of New York on the terms and for the purpose of this Section 14(c) reasonably satisfactory to J.P. Morgan Securities Inc. Each of the Company and the Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may have to laying of venue in respect of any action, suit or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby to which it is a party brought in any federal or state court located in the State of New York and hereby agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum. Each of the Company and the Guarantor also waives, to the fullest extent permitted by law, all right to trial by jury in any claim or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

     (d) Counterparts. This Agreement may be signed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                  Very truly yours,



                                  SYSCO INTERNATIONAL, CO.


                                  By:  /s/ Diane Day Sanders
                                      -----------------------------------------
                                      Name:  Diane Day Sanders
                                      Title: Treasurer


                                  SYSCO CORPORATION


                                  By:  /s/ Diane Day Sanders
                                      ------------------------------------------
                                      Name:  Diane Day Sanders
                                      Title: Vice President & Treasurer



ACCEPTED:  May 20, 2002

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Initial Purchasers listed
in Schedule 1 hereto.

By       /s/ Maria Sramek
    ---------------------------------
Name:    Maria Sramek
Title:   Vice President

                                                                      Schedule 1

                Initial Purchaser                                            Principal Amount
                -----------------                                         --------------------------
J.P. Morgan Securities Inc.                                               $          100,000,000
TD Securities (USA) Inc.                                                              38,460,000
First Union Securities, Inc.                                                          19,240,000
Banc of America Securities LLC                                                        11,540,000
Wells Fargo Brokerage Services, LLC                                                   11,540,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated                                     7,700,000
SunTrust Capital Markets, Inc.                                                         5,760,000
Tokyo-Mitsubishi International plc                                                     5,760,000
                                                                          --------------------------
         Total                                                            $          200,000,000


                                                                         ANNEX A

           Restrictions on Offers and Sales Outside the United States
           ----------------------------------------------------------

  In connection with offers and sales of Securities outside the United States:

     (a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

     (b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

          (i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of the distribution of the Securities at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act ("Regulation S") or Rule 144A or any other available exemption from registration under the Securities Act.

          (ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

          (iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

          (iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company and the Guarantor.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

     (c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000, received by it in connection with the issue or sale of any Securities in circumstances which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Company.

     (d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company and the Guarantor that would permit a public offering of the Securities, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

                                                                         ANNEX B

                 [Form of Opinion of Counsel for the Guarantor]

                                                                    May 23, 2002

J.P. Morgan Securities Inc.
     As Representative of the
     Several Initial Purchasers
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

     We are furnishing this opinion letter to you at the request of SYSCO Corporation, a Delaware corporation (the "Guarantor"), under Section 5(g) of the Purchase Agreement dated May 20, 2002 (the "Purchase Agreement") by and among SYSCO International, Co., an unlimited liability company organized under the laws of Nova Scotia, Canada and a direct, wholly owned subsidiary of the Guarantor (the "Company"), the Guarantor and the several Initial Purchasers listed in Schedule 1 thereto (the "Initial Purchasers"), relating to the issuance and sale by the Company to the Initial Purchasers of $200,000,000 aggregate principal amount of 6.10% Senior Notes due 2012 (the "Securities"), which will be guaranteed on a senior unsecured basis as to the payment of principal, premium, if any, and interest by the Guarantor (the "Guarantees"). The Company will issue the Securities and the Guarantor will issue the Guarantees under an Indenture dated as of May 23, 2002 (the "Indenture") among the Company, the Guarantor and Wachovia Bank, National Association, as trustee (the "Trustee"), and as described in the Offering Memorandum dated May 20, 2002 prepared by the Company and the Guarantor in connection with the offering of the Securities and the Guarantees (the "Offering Memorandum"). Capitalized terms used herein and not otherwise defined herein have the respective meanings given to them in the Purchase Agreement.

     We have examined the originals, or copies certified or otherwise identified, of the restated certificate of incorporation and amended and restated bylaws, each as amended to date, of the Guarantor (the "Charter Documents"), the Offering Memorandum, the Purchase Agreement, the Registration Rights Agreement dated May 23, 2002 among the Company, the Guarantor and the Initial Purchasers relating to the Securities (the "Registration Rights Agreement"), the Indenture, the Securities, corporate records of the Guarantor and its subsidiaries, including minute books the Guarantor has furnished to us, certificates of public officials and of representatives of the Guarantor, statutes and other instruments and documents, as a basis for the opinions we hereinafter express. In giving these opinions, we have relied on certificates of officers of the Guarantor and of public officials with respect to the accuracy of the factual matters those certificates cover or contain, and we have assumed that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic.

     In giving this opinion, we have also relied on the following assumptions:

     A. Each of the individuals executing the Purchase Agreement, the Registration Rights Agreement, the Indenture (including the Guarantees) and the Securities (collectively, the "Transaction Documents") has requisite legal capacity and all the signatures on the Transaction Documents are genuine.

     B. The execution and delivery of each and all of the Transaction Documents are free from any form of fraud, misrepresentation, mistake of fact, duress or criminal activity, none of which has occurred insofar as we are aware.

     C. The Indenture has been duly authorized, executed and delivered by the Trustee to the extent required and constitutes the legal, valid and binding obligation of the Trustee enforceable against it in accordance with its terms, and the Trustee has all requisite corporate power and authority to perform its obligations under the Indenture, and to enforce the Indenture.

     D. The Trustee has all requisite governmental certifications of authority, licenses, permits, consents, qualifications and documents, if any, to perform its obligations under the Indenture, and to enforce the Indenture.

     E. The issuance of the Securities, execution and delivery of the Indenture and the Securities and the issuance of the Exchange Securities have been duly authorized by the Company, and no consent, approval, authorization, order, registration or qualification of or with Canadian federal court or provincial court in the Province of Nova Scotia or governmental or regulatory authority having jurisdiction in the Province of Nova Scotia is required for the issuance of the Exchange Securities.

     We have made no investigation of the facts or law underlying the foregoing assumptions, and you have not requested us to do so, but we wish to advise you that nothing has come to our attention which would provide us with actual knowledge that we are not justified in making such assumptions.

     On the basis of the foregoing and subject to the assumptions, limitations and qualifications we set forth herein, we are of the following opinions:

     1. The Guarantor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, as described in the Offering Memorandum, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, condition (financial or otherwise), results of operations or business prospects of the Guarantor and its subsidiaries taken as a whole or on the performance by the Company or the Guarantor of their respective obligations under any of the Purchase Agreement, the Securities and the Guarantees (a "Material Adverse Effect").

     2. The authorized capital stock of the Guarantor is comprised of 1,000,000,000 shares of common stock, par value $1.00 per share ("Common
Stock"), and 1,500,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"). No shares of Preferred Stock have been issued. All the issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable.

     3. To our knowledge, except as described in the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Guarantor or any of its subsidiaries is or may be a party or to which any property of the Guarantor or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Guarantor or any of its subsidiaries, would have a Material Adverse Effect; and to our knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

     4. The Guarantor has all requisite corporate power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder; and all action required to be taken on the part of the Guarantor for the due and proper authorization, execution and delivery of each Transaction Document to which it is a party and the consummation of the transactions contemplated thereby has been duly and validly taken.

     5. The Indenture has been duly authorized, executed and delivered by the Guarantor and constitutes a valid and legally binding agreement of the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms. The Indenture (a) complies in all material respects with the requirements of the Trust Indenture Act of 1939 and the rules and regulations of the Securities and Exchange Commission (the "Commission") applicable to an indenture that is qualified thereunder and (b) conforms in all material respects to the description thereof contained in the Offering Memorandum.

     6. The Securities, when duly authenticated as provided in the Indenture and paid for as provided in the Purchase Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture. The Guarantees have been duly authorized by the Guarantor and, when the Securities have been duly executed, authenticated, issued and delivered in accordance with the Indenture and paid for as provided in the Purchase Agreement, will be valid and legally binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms and entitled to the benefits of the Indenture. The Securities and the Guarantees conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

     7. The Exchange Securities, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement and in accordance with the Indenture, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture. The guarantees related to the Exchange Securities have been duly authorized by the Guarantor and, when the Exchange Securities are duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement and in accordance with the Indenture, the related guarantees will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms and entitled to the benefits of the Indenture.

     8. The Purchase Agreement has been duly authorized, executed and delivered by the Guarantor. The Purchase Agreement conforms in all material respects to the description thereof contained in the Offering Memorandum.

     9. The Registration Rights Agreement has been duly authorized, executed and delivered by the Guarantor and constitutes a valid and legally binding agreement of the Guarantor and the Company, enforceable against the Guarantor and the Company in accordance with its terms. The Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Memorandum.

     10. The execution, delivery and performance by the Guarantor of each Transaction Document to which it is a party, the issuance of the Guarantees and compliance by the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (i) to which any of them is a party or by which any of them is bound or to which any of their respective properties or assets are subject and (ii) that has been filed with the Commission as an exhibit to any document that has been incorporated by reference into the Offering Memorandum, (b) result in any violation of the provisions of the Charter Documents of the Guarantor or (c) result in the violation of the laws of the State of New York, the General Corporation Law of the State of Delaware or the federal laws of the United States.

     11. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in the Purchase Agreement and their compliance with their agreements set forth in the Purchase Agreement, no consent, approval, authorization, order, registration or qualification of or with any United States federal or state court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Guarantor of each Transaction Document to which it is a party, the issuance of the Guarantees and compliance by the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (a) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (b) with respect to the Exchange Securities (including the related guarantees) under the Securities Act of 1933 and applicable state securities laws as contemplated by the Registration Rights Agreement.

     12. The descriptions in the Offering Memorandum of statutes, legal, governmental and regulatory proceedings and con-tracts and other documents are accurate in all material respects; and the statements in (a) the Offering Memorandum under the headings "Description of Notes," "United States Federal and Canadian Income Tax Considerations -- United States Federal Income Tax Consequences," "-- Consequences to United States Holders," "--Consequences to Non-United States Holders" and "Plan of Distribution," (b) "Item 3 -- Legal Proceedings" of Part I of the Guarantor's annual report on Form 10-K for the year ended June 30, 2001, which is incorporated by reference in the Offering Memorandum, and (c) "Item 1 -- Legal Proceedings" of Part II of the Guarantor's quarterly reports on Form 10-Q filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters described therein in all material respects.

     13. The documents incorporated by reference in the Offering Memorandum (other than the financial statements and other accounting and financial information contained therein, as to which we have not been asked to comment), when filed with the Commission, conformed in all material respects to the applicable requirements of the Securities Exchange Act of 1934.

     14. Neither the Guarantor nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum none of them will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

     15. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

     16. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in the Purchase Agreement and their compliance with their agreements set forth in the Purchase Agreement and except as contemplated by the Registration Rights Agreement, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum, to register the Securities under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939.

     17. To our knowledge, there are no contracts, agreements or understandings between the Company or the Guarantor and any other person granting such person the right to require the Company or the Guarantor to include the offering of any securities of the Company or the Guarantor in the offering registered pursuant to the registration statement to be filed in accordance with the Registration Rights Agreement.

     18. To our knowledge, all the outstanding shares of capital stock or other equity interests of each subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and nonassessable and, to our knowledge, are owned by the Guarantor directly or indirectly through one or more subsidiaries (except, in the case of any foreign subsidiary, for directors' qualifying shares), free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

     19. To our knowledge,  neither the Guarantor nor any of its subsidiaries is
(a) in violation of its charter,  by-laws or similar  organizational  documents,
(b) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets are subject or (c) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (b) and (c) above, for any such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

     20. To our knowledge, the Guarantor and its subsidiaries possess all licenses, franchises, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities ("Permits") that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect. To our knowledge, except as described in the Offering Memorandum, the Guarantor and its subsidiaries have fulfilled and performed all their obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such Permit, except for any such failures to fulfill and perform or such revocations, terminations or impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

     We have participated in conferences with officers and other representatives of the Guarantor, representatives of the independent public accountants of the Guarantor and your representatives at which the contents of the Offering

Memorandum and related matters were discussed. Although we have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except to the extent set forth in paragraph 13 above), we advise you that, on the basis of the foregoing, no facts have come to our attention that lead us to believe that the Offering Memorandum (other than (a) the financial statements and schedules (including the notes thereto and the auditor's reports thereon) incorporated by reference therein or omitted therefrom and (b) the other accounting and financial information contained or incorporated by reference therein or omitted therefrom, as to which we have not been asked to comment), as of its issue date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Our opinions expressed in Paragraphs 5, 6, 7 and 9 hereinabove are expressly subject to the following exceptions and qualifications in addition to other exceptions and qualifications set forth elsewhere herein:

     (a) The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors. This includes the effect of the Federal Bankruptcy Code in its entirety, including matters of contract rejection, fraudulent conveyance and obligation, turn-over, preference, equitable subordination, automatic stay, conversion of a non-recourse obligation into a recourse obligation, and substantive consolidation. This also includes laws regarding fraudulent transfers, obligations and conveyances, and state receivership laws.

     (b) The effect of general principles of equity, whether applied by a court of law or equity.

     (c) With respect to the Indenture, the possible unenforceability of provisions that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements or that a person's course of dealing, course of performance, or the like or failure or delay in taking actions may not constitute a waiver of related rights or provisions or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind.

     (d) The effect of course of dealing, course of performance, or the like, in modifying the terms of the Indenture or the respective rights or obligations of the parties thereunder.

     (e) The extent to which any right of indemnification and contribution provided under the Indenture or the Registration Rights Agreement may be treated as being unenforceable under general principles of law or equity.

     (f) To the extent that the validity, binding effect or enforceability of the Indenture, the Securities or the Registration Rights Agreement or any provisions contained therein depends upon the application of governing state law in a jurisdiction or jurisdictions other than the jurisdiction whose law is the governing law, regardless of whether the same has been enacted in the jurisdiction(s) where the rights or remedies provided by governing state law are asserted, we do not opine that a court in any such other jurisdiction would apply governing state law to such terms or provisions.

     (g) A judgment rendered by a court of competent jurisdiction outside the state whose law is the governing law may not be enforceable in such state if such judgment is deemed to contravene the public policy of such state.

     In this letter, references to federal statutes include all amendments thereto and all rules and regulations of the Commission thereunder, in each case as in effect on the date hereof.

     In this letter, phrases such as "to our knowledge," "known to us" and those with equivalent wording refer to the awareness of information by the lawyers of this Firm who have prepared or signed this letter or been actively involved in assisting and advising the Guarantor in connection with the preparation of the Offering Memorandum and the execution and delivery of the Purchase Agreement, without any independent investigation by any lawyer of this Firm.

     Except as otherwise expressly stated above, we limit our opinions in this letter in all respects to matters of the laws of the States of New York and Georgia and the General Corporation Law of the State of Delaware.

     We are furnishing this letter to you solely for your use in connection with the transactions consummated on the date hereof under the Purchase Agreement and may not be relied on by any other person or for any other purpose. This letter speaks as of the date hereof, and we disclaim any obligation to update it or advise you of any change in any matter set forth herein.

                               Very truly yours,



                               ARNALL GOLDEN GREGORY LLP

                                                                         ANNEX C

                  [Form of Opinion of Counsel for the Company ]

May 23, 2002

J.P. MORGAN SECURITIES INC., as Representative of the Several Initial Purchasers c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

We are furnishing this opinion letter to you at the request of SYSCO International, Co., an unlimited company (often referred to as an "unlimited liability company") incorporated under the laws of the Province of Nova Scotia (the "COMPANY"), under Section 5(h) of the Purchase Agreement dated May 20, 2002 (the "PURCHASE Agreement") by and among the Company, SYSCO Corporation, a Delaware corporation (the "GUARANTOR"), and the several Initial Purchasers listed in Schedule 1 thereto (the "INITIAL PURCHASERS"), relating to the issuance and sale by the Company to the Initial Purchasers of $200,000,000 aggregate principal amount of 6.10% Senior Notes due 2012 (the "SECURITIES"), which will be guaranteed on a senior unsecured basis as to the payment of principal, premium, if any, and interest by the Guarantor (the "GUARANTEES"). The Company will issue the Securities and the Guarantor will issue the Guarantees under an Indenture dated as of May 23, 2002 (the "INDENTURE") among the Company, the Guarantor and Wachovia Bank, National Association, as trustee (the "TRUSTEE"), and as described in the Offering Memorandum dated May 20, 2002 prepared by the Company and the Guarantor in connection with the offering of the Securities and the Guarantees (including the documents incorporated by reference therein, the "OFFERING MEMORANDUM").

We have examined the originals, or copies certified or otherwise identified, of:

(a) the corporate records of the Company, being the minute books the Company maintained by us, and including the memorandum of association and articles of association of the Company as contained therein;

(b) the Offering Memorandum other than the documents incorporated by reference therein;

(c)  the Purchase Agreement;

(d) the Registration Rights Agreement dated May 23, 2002 among the Company, the Guarantor and the Initial Purchasers relating to the Securities (the "REGISTRATION RIGHTS AGREEMENT");

(e)  the  Indenture  (being,  collectively  with  the  Purchase  Agreement,  the
     Registration   Right  Agreement  and  the  Securities,   the   "Transaction
     Documents");

(f) the forms of the Securities and the Exchange Securities (as defined in the Purchase Agreement);

(g) certificates of public officials, statutes and other instruments and documents;

(h) a certificate of status pertaining to the Company issued on behalf of the Registrar of Joint Stock Companies for the Province of Nova Scotia, dated May _____, 2002;

(i) resolutions of the directors of the Company dated May _____, 2002 authorizing the execution and delivery of the Transaction Documents, the offering and issuance of the Securities and the Exchange Securities and the issuance of the Offering Memorandum by the Company; and

(j) a certificate of an officer of the Company dated the date hereof (the "Officer's Certificate").

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed necessary as a basis for the opinions hereinafter expressed.

In stating our opinions, we have assumed:

     a. the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as notarial, certified, telecopies, conformed or reproduction copies thereof and the authenticity of the originals of such documents;

     b. the completeness and accuracy of all statements of fact set forth in official public records and certificates and other documents supplied by public officials;

     c. the completeness and accuracy of all statements of fact set forth in the Officer's Certificate;

     d. that the constating documents and corporate resolutions in the minute book of the Company reviewed by us above remain unamended and complete; and

     e. that each of the Transaction Documents (other than the Securities) has been signed by ____________________ as _________________ of the
          Company and physically delivered by the Company to the other parties thereto or their lawful representatives and that no such delivery was subject to any condition or escrow which has not been satisfied.

We express no opinion as to the application of the securities laws of the Province of Nova Scotia to the offering of the Securities or the Exchange Securities.

The opinions hereinafter expressed are limited to the federal laws of Canada and the laws of the Province of Nova Scotia as of the date of this opinion letter and we express no opinion as to the laws of any other jurisdiction.

On the basis of the foregoing and subject to the assumptions, limitations and qualifications we set forth herein, we are of the following opinions:

1. The Company has been duly organized and is validly existing and in good standing as to the payment of annual fees and filing of annual returns as an unlimited company under the laws of the Province of Nova Scotia, Canada and has all power and authority necessary to own or hold its properties and to conduct the business, in each case as described in the Offering Memorandum.

2. The Company has an authorized capital consisting of 10,000,000 common shares without nominal or par value. All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are registered on the books of the Company in the name of the Guarantor.

3. The Company has all requisite corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all action required to be taken on the part of the Company for the due and proper authorization, execution and delivery of each Transaction Document and the consummation of the transactions contemplated thereby has been duly and validly taken.

4. The Indenture and the Securities have been duly authorized, executed and delivered by the Company.

5. The issuance of the Exchange Securities (as defined in the Purchase Agreement) to be issued and delivered in the manner provided for in the Indenture in exchange for the Securities has been duly authorized by the Company, and no consent, approval, authorization, order, registration or qualification of or with Canadian federal court or provincial court in the Province of Nova Scotia or governmental or regulatory authority having jurisdiction in the Province of Nova Scotia is required for the issuance of the Exchange Securities.

6. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

7. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

8. The execution, delivery and performance by the Company of each Transaction Document, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (a) conflict with or result in any violation of the provisions of the memorandum of association or articles of association of the Company or (b) conflict with or result in the violation of any law, statute or regulation of the Province of Nova Scotia or any federal Canadian law, statute or regulation applicable therein.

9. No consent, approval, authorization, order, registration or qualification of or with any Canadian federal court or provincial court in the Province of Nova Scotia or governmental or regulatory authority having jurisdiction in the Province of Nova Scotia is required for the execution, delivery and performance by the Company of any of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents.

10. The descriptions in the Offering Memorandum of Canadian federal or Nova Scotia provincial statutes and the statements in the Offering Memorandum under the headings "Description of Notes" and "United States Federal and Canadian Income Tax Considerations - Canadian Federal Income Tax Considerations," to the extent that they constitute summaries of matters of law or regulation of the Province of Nova Scotia or of Canada applicable in the Province of Nova Scotia or legal conclusions with respect to such laws, fairly summarize the matters described therein in all material respects.

11. A court of competent jurisdiction in the Province of Nova Scotia would give effect to the choice of New York law as chosen by the parties as the proper law governing each of the Transaction Documents provided that such choice of law is bona fide (in the sense that it was not made solely with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of law is not contrary to public policy, as that term is understood under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein. Based solely on our review of the Transaction Documents and the Offering Memorandum but without having any knowledge of New York law we have no reason to believe that a court of competent jurisdiction in the Province of Nova Scotia would refuse to apply New York law to the Transaction Documents.

12. Insofar as such submission is enforceable under the laws governing such submission, the submission by the Company to the non-exclusive jurisdiction of the federal and state courts in the State of New York is a valid submission to the jurisdiction of such court and would be upheld by a Nova Scotia court.

13. If the provisions of any or all of the Transaction Documents were sought to be enforced in the Province of Nova Scotia in accordance with the laws applicable thereto, as chosen by the parties, namely, New York law, a court of competent jurisdiction in the Province of Nova Scotia would, subject to paragraph 11 above, and to the extent specifically pleaded and proved as a fact by expert evidence, recognize the choice of New York law and apply such law to all issues that, under the conflict of laws rules of the Province of Nova Scotia, are to be determined in accordance with the proper or governing law of a contract, provided that the application of such choice of law is not contrary to public policy as that term is understood under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein; and further provided that, such court will not apply those laws of New York which a court of the Province of Nova Scotia would characterize as revenue, expropriatory or penal or the application of which would be inconsistent with public policy, as such term is applied by such court and, in matters of procedure (as that term is understood under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein), the laws of the Province of Nova Scotia will be applied including the Limitation of Actions Act (Nova Scotia), and a court of competent jurisdiction in the Province of Nova Scotia will retain discretion to decline to hear such action and apply such law if: (a) it is contrary to public policy (as that term is understood under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein) for such court to do so; (b) it is not the proper forum to hear such an action; or (c) concurrent proceedings are being brought elsewhere. Based solely on our review of the Transaction Documents and the Offering Memorandum but without having any knowledge of New York law, we have no reason to believe that a court of competent jurisdiction in the Province of Nova Scotia would refuse to enforce the Transaction Documents insofar as the same may be enforceable in accordance with New York law.

14. The laws of the Province of Nova Scotia permit an action to be brought in a court of competent jurisdiction in the Province of Nova Scotia to enforce any final and conclusive judgment in personam for a definite sum of money of any federal or state court located in the Borough of Manhattan in the City of New York (a "NEW YORK COURT") respecting the enforcement of the provisions of any of the Transaction Documents that is not impeachable as void or voidable under the internal laws of the State of New York if:

     (a) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Nova Scotia (and an enforceable submission under the terms of the Transaction Documents to the jurisdiction of the New York Court will ordinarily be sufficient for this purpose), and the judgment debtor was properly served in the action leading to such judgment;

     (b) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as that term is understood under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada);

     (c) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriation or penal laws or other laws of a public law nature;

     (d) there has been no prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment to be enforced in the Province of Nova Scotia; and

     (e) the action to enforce such judgment is commenced within the applicable limitation periods.

Absent procedural concerns or concerns respecting particular laws of the State of New York, we would not foresee a court of competent jurisdiction in the Province of Nova Scotia, on public policy grounds, refusing to enforce a final and conclusive judgment in personam of a New York Court for a definite sum of money with respect to a matter under any of the Transaction Documents where a substantially similar judgment would have been granted by the Nova Scotia court had such matter been within the jurisdiction of the Nova Scotia court and properly come before it. We have no knowledge of New York law or New York procedure but are not aware of any general public policy concerns with respect thereto having been raised by any Nova Scotia court.

15. In determining whether or not to enforce a final and conclusive judgment in personam for a definite sum of money of a New York Court as described in paragraph 14, a court of competent jurisdiction in the Province of Nova Scotia would not refuse to recognize the jurisdiction of the court rendering such judgment on the basis of process having been served on an agent designated by the Company for such purpose under the Purchase Agreement where such designation is enforceable against the Company under the laws governing such designation and is not otherwise impeachable * .

16. To ensure the legality, validity, enforceability or admissibility into evidence in a legal or administrative proceeding in the Province of Nova Scotia of any of the Transaction Documents, it is not necessary that any of the Transaction Documents, on or before the Closing Date (as defined in the Purchase Agreement), be filed or recorded with any court or other authority in Nova Scotia or that any registration tax, stamp duty or similar tax be paid in Nova Scotia on or in respect of any of the Transaction Documents.

We are furnishing this letter to you solely for your use in connection with the transactions consummated on the date hereof under the Purchase Agreement and may not be relied on by any other person or for any other purpose. This letter speaks as of the date hereof, and we disclaim any obligation to update it or advise you of any change in any matter set forth herein.

Very truly yours,

STEWART MCKELVEY STIRLING SCALES

                                                                       Exhibit A

                     [Form of Registration Rights Agreement]

                          REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT dated May 23, 2002 (this "Agreement") is entered into by and among SYSCO International, Co., an unlimited liability company organized under the laws of Nova Scotia, Canada (the "Company"), SYSCO Corporation, a Delaware corporation of which the Company is a wholly owned subsidiary (the "Guarantor"), and J.P. Morgan Securities Inc., TD Securities
(USA) Inc., First Union Securities, Inc., Banc of America Securities LLC, Wells Fargo Brokerage Services, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Capital Markets, Inc., and Tokyo-Mitsubishi International plc (the "Initial Purchasers").

     The Company, the Guarantor and the Initial Purchasers are parties to the Purchase Agreement dated May 20, 2002 (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of $200,000,000 aggregate principal amount of the Company's 6.10% Senior Notes due 2012 (the "Securities"), which will be guaranteed on a senior unsecured basis as to the payment of principal, premium, if any, and interest by the Guarantor. As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantor have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

     "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

     "Company" shall have the meaning set forth in the preamble to this Agreement and shall also include the Company's successors.

     "Consummated" shall mean, for purposes of this Agreement and the Exchange Offer, upon the latest to occur of (i) the effectiveness under the Securities Act of the Exchange Offer Registration Statement, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to
Section 2(a) hereof and (iii) the delivery by the Company to the registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Registrable Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Exchange Dates" shall have the meaning set forth in Section 2(a)(ii) hereof.

     "Exchange Offer" shall mean the exchange offer by the Company and the Guarantor of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

     "Exchange  Offer   Registration"   shall  mean  a  registration  under  the
Securities Act effected pursuant to Section 2(a) hereof.

     "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

     "Exchange Securities" shall mean senior notes issued by the Company and guaranteed by the Guarantor under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

     "Guarantor" shall have the meaning set forth in the preamble to this Agreement and shall also include the Guarantor's successors.

     "Holders" shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who acquire Registrable Securities from time to time; provided that for purposes of Sections 7 and 9 of this Agreement, the term "Holders" shall include Participating Broker-Dealers.

     "Initial Purchasers" shall have the meaning set forth in the preamble to this Agreement.

     "Indenture" shall mean the Indenture relating to the Securities dated as of May 23, 2002 among the Company, the Guarantor and Wachovia Bank, National Association, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

     "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Participating Broker-Dealers" shall have the meaning set forth in Section 7(a) hereof.

     "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.

     "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

     "Registrable Securities" shall mean the Securities; provided that the Securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to such Securities has been declared effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement; (ii) such Securities are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule
144A)  under  the  Securities  Act;  or  (iii)  such  Securities   cease  to  be
outstanding.

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantor with the terms of this Agreement, including without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantor and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company and the Guarantor, including the expenses of any special audits or "comfort" letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

     "Registration Statement" shall mean any registration statement of the Company and the Guarantor that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "Securities" shall have the meaning set forth in the preamble to this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.

     "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Guarantor that covers all the Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

     "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended from time to time.

     "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

     "Underwriter" shall have the meaning set forth in Section 5 hereof.

     "Underwritten Offering" shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

     2. Registration Under the Securities Act.

     (a) Registered Exchange Offer. Except as set forth in Section 2(b), the Company and the Guarantor agree to file under the Securities Act, as soon as practicable but in no event later than 90 days after the Closing Date an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities. The Company and the Guarantor agree to use their best efforts to cause the Exchange Offer Registration Statement to be declared effective by the SEC under the Securities Act as soon as practicable, but no later than 180 days after the Closing Date. The Company and the Guarantor further agree to use their best efforts to cause the Exchange Offer to be Consummated promptly, but no later than 210 days after the Closing Date, hold the Exchange Offer open for at least 20 Business Days and exchange Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn on or prior to the expiration of the Exchange Offer.

     The Company and the Guarantor shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

(i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall begin no sooner than 20 Business Days after the date such notice is mailed) (the "Exchange Dates");

(iii)that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement;

(iv) that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, prior to the close of business on the last Exchange Date; and

(v) that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged.

     As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company and the Guarantor that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an "affiliate" (within the meaning of Rule 405 under Securities Act) of the Company or the Guarantor and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus in connection with any resale of such Exchange Securities.

     As soon as practicable after the last Exchange Date, the Company and the Guarantor shall:

(i) accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

     The Company and the Guarantor shall use their best efforts to Consummate the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and all other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff of the SEC.

     (b) Shelf Registration. In the event that (i) on or prior to the time the Exchange Offer is Consummated, the Company or the Guarantor determines that existing SEC interpretations are changed such that the Exchange Securities received by Holders in the Exchange Offer are not or would not be, upon receipt, transferable by each such Holder without restriction under the Securities Act,
(ii) the Exchange Offer has not been Consummated within 210 days following the Closing Date, (iii) the Exchange Offer has been Consummated and in the opinion of counsel for the Initial Purchasers a Registration Statement must be filed and a Prospectus must be delivered by the Initial Purchasers in connection with any offering or sale of Registrable Securities (other than Registrable Securities held by Holders described in Section 7), or (iv) any applicable law or interpretations do not permit any Holder to Participate in the Exchange Offer, the Company and the Guarantor shall, in lieu of (or, in the case of clause (iii) of this sentence, in addition to) conducting the Exchange Offer contemplated by
Section 2(a), file as soon as practicable after such determination, date or notice of such opinion of counsel is given to the Company and the Guarantor, as the case may be, but no later than 45 days after the time such obligation to file arises, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and use their best efforts to have such Shelf Registration Statement declared effective by the SEC under the Securities Act no later than 90 days after such Shelf Registration Statement is filed and to keep such Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) under the Securities Act with respect to the Registrable Securities or such shorter period that will terminate when all the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement. The Company and the Guarantor further agree to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, to take any action reasonably necessary to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such Holder as a selling securityholder in the Shelf Registration Statement, and to use their best efforts to cause any such amendment to be declared effective by the SEC under the Securities Act and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable. The Company and the Guarantor agree to furnish to the Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

     (c) Registration Expenses. The Company and the Guarantor shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

     3. Additional Interest.

     (a) In the event that (i) the Company and the Guarantor have not filed the Exchange Offer Registration Statement or Shelf Registration Statement with the SEC on or before the date on which such Registration Statement is required to be so filed pursuant to Section 2(a) or 2(b), respectively, or (ii) such Exchange Offer Registration Statement or Shelf Registration Statement has not been declared effective by the SEC under the Securities Act on or before the date on which such Registration Statement is required to be declared effective under the Securities Act pursuant to Section 2(a) or 2(b), respectively, or (iii) the Exchange Offer has not been Consummated within 210 days after the Closing Date or (iv) the Exchange Offer Registration Statement or Shelf Registration Statement required by Section 2(a) or 2(b) hereof is filed and declared effective by the SEC under the Securities Act but shall thereafter either be withdrawn by the Company or the Guarantor or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such Registration Statement (except as specifically permitted herein) without being succeeded immediately by a post-effective  amendment  to  such  Registration  Statement  or  an  additional
Registration Statement filed and declared effective by the SEC under the Securities Act (each such event referred to in clauses (i) through (iv) is referred to herein as a "Registration Default" and each period during which a Registration Default has occurred and is continuing until the Securities become freely tradable under the Securities Act is referred to herein as, a "Registration Default Period"), then the interest rate on the Registrable Securities will be increased by 0.25% per annum during the first 90 days of the Registration Default Period, and by 0.50% per annum thereafter for the remaining portion of the Registration Default Period. The interest rate will not at any time be increased by more than 0.50% per annum. In addition, the interest rate on the Registrable Securities will revert to the interest rate prior to any increase pursuant to this Section 3(a) at such time as all Registration Defaults are cured.

     (b) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantor acknowledge that any failure by the Company or the Guarantor to comply with their obligations under Section 2(a) and
Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantor's obligations under Section 2(a) and Section 2(b) hereof.

     4. Registration Procedures. In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantor shall as expeditiously as possible:

     (a) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (i) shall be selected by the Company and the Guarantor, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required under the Securities Act and the rules and regulations of the SEC thereunder to be filed therewith; and use their best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

     (b) a reasonable time prior to the filing with the SEC of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf
Registration Statement, to the Holders and their counsel) and make such of the representatives of the Company and the Guarantor as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document; and the Company and the Guarantor will not, at any time after the initial filing with the SEC of a Registration Statement, file with the SEC any Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus, or any document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall reasonably object;

     (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto as they may reasonably request, in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Company and the Guarantor consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto;

     (d) in the case of a Shelf Registration, furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

     (e) prior to the filing of any document that is to be incorporated by reference into a Registration Statement or a related Prospectus, provide copies of such document to the selling Holders and to the Underwriters, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or Underwriters, if any, reasonably may request, in each case during the period a Registration Statement is effective and prospectus delivery requirements with respect to any offers or sales thereunder are applicable;

     (f) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with
Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

     (g) upon the occurrence of any event contemplated by Section 4(h)(v) hereof, use their best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, such Prospectus will conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the SEC and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantor shall notify the Holders to suspend the use of the Prospectus as promptly as practicable after the occurrence of such an event until the Company and the Guarantor have amended or supplemented the Prospectus to correct such misstatement or omission;

     (h) notify each Holder, counsel for such Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or a related Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iv) if, between the effective date of a Registration Statement and the closing of any sale of securities covered thereby, the representations and warranties of the Company or the Guarantor contained in this Agreement, any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such securities cease to be true and correct or if the Company or the Guarantor receives any notification with respect to the suspension of the qualification of such securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) if at any time when a Prospectus is required to be delivered under the Securities Act, that such Registration Statement, Prospectus, Prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the SEC thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vi) of any determination by the Company or the Guarantor that a post-effective amendment to a Registration Statement would be appropriate;

     (i) use their best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

     (j) in the case of a Shelf Registration, use their best efforts to: (A) register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Shelf Registration Statement or any Underwriter shall reasonably request in writing by the time the applicable Shelf Registration Statement is declared effective by the SEC; cooperate with the Holders in connection with any filings required to be made with the NASD (including retaining any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration Statement is required to remain effective under Section 2(b) above and for so long as may be necessary to enable any such Holder or Underwriter to complete its distribution of Securities pursuant to such Shelf Registration Statement; and (C) do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable

Securities owned by such Holder; provided that neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not already so subject;

     (k) use their best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Exchange Offer Registration, the Exchange Offer or the Shelf Registration, as the case may be, or the offering or sale in connection therewith or to enable the Holders to offer, or to consummate the disposition of, their Registrable Securities or Participating Broker-Dealers to offer and sell Exchange Securities;

     (l) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

     (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities (an "Inspector"), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and the Guarantor, and cause the respective officers, directors and employees of the Company and the Guarantor to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that each such party shall agree to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company or the Guarantor as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Registration Statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or arbitrator or governmental or regulatory authority (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement), or (C) such information is required to be set forth in such Shelf Registration Statement or the Prospectus included therein or in an amendment to such Shelf

Registration Statement or an amendment or supplement to such Prospectus in order that such Shelf Registration Statement, Prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the federal securities laws and the rules and regulations of the SEC and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

     (n) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the applicable provisions of the Indenture) as the selling Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

     (o) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

     (p) comply with all applicable rules and regulations of the SEC, and make generally available to holders of Securities as soon as practicable but no later than eighteen months after the effective date of a Registration Statement, an earnings statement of the Guarantor and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Guarantor, Rule 158 thereunder).

     (q) in the case of a Shelf Registration, use their best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company or the Guarantor are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

     (r) in the case of a Shelf Registration, if requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein; and make all required filings of such Prospectus supplement or such post-effective amendment promptly after the Company has received notification of the matters to be incorporated in such filing; and

     (s) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, including, but not limited to, customary agreements relating to an Underwritten Offering, and in such connection:

          (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested;

          (ii) obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings;

          (iii) obtain "comfort" letters from the independent certified public accountants of the Company and the Guarantor (and, if necessary, any other certified public accountant of any subsidiary of the Company or the Guarantor, or of any business acquired by the Company or the Guarantor for which financial statements and financial data are or are required to be included or incorporated by reference in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings; and

          (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantor made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

     In the case of a Shelf Registration Statement, the Company may require each Holder to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of Registrable Securities as the Company and the Guarantor may from time to time reasonably request in writing. Each Holder agrees by acquisition of the Registrable Securities to furnish promptly to the Company all information required to be disclosed in the Shelf Registration Statement in order to make the information previously furnished to the Company by such Holder for that purpose not materially misleading or necessary to cause the Shelf Registration Statement not to omit a material fact with respect to such Holder that is necessary in order to make the statements therein with respect to such Holder not misleading.

     In the case of a Shelf Registration Statement, each Holder agrees by acquisition of the Registrable Securities that, upon receipt of any notice from the Company and the Guarantor of the happening of any event of the kind described in Section 4(h)(iii) or 4(h)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(g) hereof and, if so directed by the Company and the Guarantor, such Holder will deliver to the Company and the Guarantor all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

     If the Company and the Guarantor shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company and the Guarantor shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company and the Guarantor may give any such notice only twice during any 365-day period and each such suspension shall not extend for a period of more than 45 days.

     5. Underwritten Registrations. (a) Selection of Underwriters. The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities to be included in such offering.

     (b) Participation by Holders. No Holder may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell his Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders of a majority in principal amount of the Registrable Securities to be included in such offering and (ii) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     6. Rule 144. The Company covenants to the Holders that, in the event the Exchange Offer is not completed within one year of the Closing Date, the Company shall disseminate the information required to be disseminated by Rule 144(c) adopted by the SEC under the Securities Act, to the extent such information is reasonably available for such dissemination, and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC. Upon the request of any Holder in connection with that Holder's sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

     7. Participation of Broker-Dealers in Exchange Offer. The Company and the Guarantor shall indicate in a "Plan of Distribution" section contained in the Exchange Offer Registration Statement that any broker-dealer who holds Registrable Securities that it acquired for its own account as a result of market-making activities or other trading activities (other than Registrable Securities acquired directly from the Company) (a "Participating Broker-Dealer") may exchange such Registrable Securities pursuant to the Exchange Offer; however, a Participating Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Exchange Securities received by a Participating Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by a Participating Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Participating Broker-Dealers that the SEC may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any Participating
Broker-Dealer or disclose the amount of Exchange Securities held by any Participating Broker-Dealer except to the extent required by the SEC. In light of the above, and notwithstanding the other provisions of this Agreement, the Company and the Guarantor agree (i) to include in the Exchange Offer Registration Statement a Prospectus for use in any resales by any Participating Broker-Dealer and (ii) to keep such Exchange Offer Registration Statement effective for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 4 of this Agreement), if requested by the Initial Purchasers or by one or more Participating Broker-Dealers. The Company and the Guarantor shall provide sufficient copies of the latest version of such Prospectus to Participating Broker-Dealers promptly upon request at any time during such 180 day period in order to facilitate such resales.

     (b) The Initial Purchasers shall have no liability to the Company, the Guarantor or any Holder with respect to any request that they may make pursuant to Section 7(a) above, except for any such liability they may have pursuant to
Section 9.

     8. Representations and Warranties. The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each Initial Purchaser and each of the Holders that:

     (a) Each Registration  Statement and each Prospectus  furnished pursuant to
Section 2(a) or Section 2(b) hereof and any further amendments or supplements to any such Registration Statement or Prospectus, when it becomes effective or is filed with the SEC, as the case may be, and, in the case of an Underwritten Offering, at the time of the closing under the underwriting agreement relating thereto, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the time that such Registration Statement has become effective under the Securities Act when a prospectus would be required to be delivered under the Securities Act, other than from (i) such time as a notice has been given to Holders pursuant to
Section 4(h)(v) hereof until (ii) such time as the Company furnishes an amended or supplemented prospectus pursuant to Section 4(g) hereof, each such Registration Statement, and each Prospectus furnished pursuant to Section 2(a) or Section 2(b) hereof, as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Holder or by any Underwriter expressly for use therein.

     (b) Any documents incorporated by reference in any Prospectus referred to in Section 8(a) hereof, when they become or became effective or are or were filed with the SEC, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Holder or by any Underwriter expressly for use therein.

     (c) The compliance by the Company and the Guarantor with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any subsidiary of the Guarantor (including the Company) pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Guarantor or any subsidiary of the Guarantor (including the Company) is a party or by which the Guarantor or any subsidiary of the Guarantor (including the Company) is bound or to which any of the property or assets of the Guarantor or any subsidiary of the Guarantor (including the Company) is subject, nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Guarantor or any subsidiary of the Guarantor (including the Company), or result in the violation of any law or statute or any judgement, order or regulation of any court or arbitrator or governmental or regulatory authority; and no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the compliance by the Company and the Guarantor with all of the provisions of this Agreement and the consummation by the Company and the Guarantor of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws, in connection with the purchase and resale of the Securities by the Initial Purchasers and
(ii) with respect to the Exchange Securities(including the related guarantee) under the Securities Act and applicable state securities laws as contemplated by this Agreement.

     (d) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

     9. Indemnification and Contribution. (a) Indemnification of the Initial Purchasers and Holders. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Initial Purchaser and each other Holder, their respective affiliates and each Person, if any, who controls any Initial Purchaser or any other Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to (i) any Initial Purchaser furnished to the Company and the Guarantor in writing through J.P. Morgan Securities Inc. expressly for use therein or (ii) any selling Holder furnished to the Company and the Guarantor in writing by such Holder expressly for use therein. In connection with any Underwritten Offering permitted by
Section 5, the Company and the Guarantor will also indemnify the Underwriters, if any, and their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

     (b) Indemnification of the Company and the Guarantor. Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, the Initial Purchasers and the other selling Holders, their respective affiliates, the directors of the Company and the Guarantor, each officer of the Company and the Guarantor who signed the Registration Statement and each Person, if any, who controls the Company, the Guarantor, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement and any Prospectus.

     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this
Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the
Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying

Person;  or (iv)  the  named  parties  in any  such  proceeding  (including  any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates and any control Persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc., (y) for any other Holder, its affiliates and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Guarantor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the
Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes a full and unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     (d) Contribution. If the indemnification provided for in paragraphs (a) and
(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantor on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Limitation on Liability. The Company, the Guarantor and the Holders agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph
(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this
Section 9, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (f) Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

     (g) Survival.  The indemnity and contribution  provisions contained in this
Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any other Holder, their respective affiliates or any Person controlling any Initial Purchaser or any other Holder, or by or on behalf of the Company or the Guarantor, their respective affiliates or the officers or directors of or any Person controlling the Company or the Guarantor,
(iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

     10. General.

     (a) No Inconsistent Agreements. The Company and the Guarantor represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or the Guarantor under any other agreement and (ii) neither the Company nor the Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantor have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 9 hereof shall be effective as against any Holder unless consented to in writing by such Holder.

     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 10(c), which address initially is, with respect to the Initial Purchasers, the address set forth in Section 14(b) of the Purchase Agreement; and (ii) if to the Company and the Guarantor, initially at the Guarantor's address set forth in Section 14(b) of the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 10(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such

Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. No Initial Purchaser (in its capacity as an Initial Purchaser) shall have any liability or obligation to the Company or the Guarantor with respect to any failure by a Holder (other than such Initial Purchaser) to comply with, or any breach by any Holder (other than such Initial Purchaser) of, any of the obligations of such Holder under this Agreement.

     (e) Purchases and Sales of Securities. The Company and the Guarantor shall not, and shall use their best efforts to cause their affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer any Registrable Securities.

     (f) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Governing Law; Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any principles of conflicts of laws that would result in the application of the laws of any other jurisdiction. Each of the Company and the Guarantor hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby. The Company has appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its Authorized Agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby that may be instituted in any federal or state court in the Borough of Manhattan in The City of New York by any Initial Purchaser or any other Holder or by any Person who controls any Initial Purchaser or any other Holder, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address referred to in Section 10(c), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of ten years from the date of this Agreement. If for any reason CT Corporation System shall cease to be available to act as such authorized agent for the Company, the Company agrees to designate a new agent in the State of New York on the terms and for the purpose of this Section 10(i) reasonably satisfactory to J.P. Morgan Securities Inc. Each of the Company and the Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may have to laying of venue in respect of any action, suit or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby to which it is a party brought in any federal or state court located in the State of New York and hereby agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum. Each of the Company and the Guarantor also waives, to the fullest extent permitted by law, all right to trial by jury in any claim or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

     (j) Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. Section headings herein are for convenience only and are not a part of this Agreement. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantor and the Initial Purchasers shall endeavor in good faith negotiations to replace any invalid, void or unenforceable provision with a valid provision the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provision.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  SYSCO INTERNATIONAL, CO.


                                  By:  /s/ Diane Day Sanders
                                      -----------------------------------------
                                      Diane Day Sanders
                                      Treasurer


                                  SYSCO CORPORATION


                                  By:  /s/ Diane Day Sanders
                                      ------------------------------------------
                                      Diane Day Sanders
                                      Vice President and Treasurer



Confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
 several Initial Purchasers


By       /s/ Maria Sramek
    ---------------------------------
Name:    Maria Sramek
Title:   Vice President

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